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                                                                    EXHIBIT 99.2

                                [CUMULUS LOGO]


FOR IMMEDIATE RELEASE                   FOR FURTHER INFORMATION PLEASE CONTACT:
DECEMBER 17, 2001                       LEW DICKEY           (404) 949-0700 OR
                                        MARTY GAUSVIK        (404) 949-0700


                               CUMULUS MEDIA INC.

             ANNOUNCES AGREEMENT AND PLAN OF MERGER WITH DBBC, LLC


         ATLANTA, GA December 17, 2001 -- Cumulus Media Inc. (NASDAQ: CMLS), today announced that it has signed an Agreement and Plan of Merger with DBBC, LLC in connection with the acquisition of three radio stations in Nashville, TN.. Cumulus had previously announced that it had signed a letter of intent to acquire the radio stations from DBBC, LLC on November 19, 2001. The terms and conditions of the Agreement and Plan of Merger are the same as the terms that were previously announced. The agreement provides for Cumulus to issue 5,250,000 shares of its Class A Common Stock, a warrant to purchase 250,000 shares of additional Class A Common Stock, and the assumption of approximately $21 million in liabilities of DBBC in exchange for three radio stations and related assets. The stations being acquired are WQQK-FM, WNPL-FM and WRQQ-FM.

         The DBBC acquisition remains subject to the approval of the shareholders of Cumulus, and of the Federal Communications Commission, as well as clearance under the Hart-Scott-Rodino Act, and other customary closing conditions. The Company expects to receive the necessary approvals and complete the acquisitions in the first half of 2002.

         INFORMATION ABOUT CUMULUS

         Cumulus Media Inc. is the parent company of Cumulus Broadcasting Inc., which along with its other subsidiaries, owns and operates station clusters in mid-size markets. Cumulus is the second largest U.S. radio operating company based upon the number of stations owned or operated. Giving effect to the completion of all pending acquisitions and divestitures, Cumulus Media will own and operate 243 radio stations in 51 mid-size U.S. media markets. The Company's headquarters are in Atlanta, GA, and its web site is www.cumulus.com. In addition, the Company owns and operates a multi-market radio network in the English-speaking Caribbean.

         Certain statements within this release constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward looking statements are subject to numerous known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements in light of future decisions by the Company, and by market, economic, competitive, regulatory and technological developments beyond the Company's control.

         The words or phrases "expect", "anticipate", "estimates" and "forecast" and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Investors should examine the filings that are made with the SEC by the Company from time to time, which more fully describe the risks and uncertainties associated with Cumulus Media Inc.'s business. Except as otherwise stated in this news announcement, Cumulus Media Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.


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SECURITIES LAW LEGENDS:

         Cumulus Media will be filing a proxy statement and other relevant documents concerning these transactions with the Securities and Exchange Commission (the "SEC"). We urge investors to read the proxy statement and any other relevant documents that will be filed with the SEC, because they will contain important information about the proposed transactions. Investors will be able to obtain the documents (when available) free of charge at the SEC's web site, www.sec.gov. In addition, documents filed with the SEC by Cumulus Media will be available free of charge by requesting them in writing from Cumulus Media Inc., 3535 Piedmont Road, NE, Building 14, 14th Floor, Atlanta, Georgia 30305, Attention: Secretary, or by telephone at (404) 949-0700.

         Cumulus Media and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Cumulus Media shareholders. You can obtain more information about Cumulus Media's directors and executive officers, and their beneficial interests in Cumulus Media's common stock, from filings made with the SEC, which are available at the SEC's web site, www.sec.gov. Information about the interests of the directors and executive officers in these transactions will be contained in the proxy statement when it becomes available.

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